Exhibit 10.3

APA Corporation

Executive Termination Policy

This Policy, which provides for the payment of certain benefits upon termination of employment, applies to:

All executive officers in the event of a termination of employment without cause.

Pursuant to the Policy, in the event of a termination of employment without cause, executive officers are eligible to receive the following benefits;

•	base salary benefit:

•	two times base salary for the chief executive officer;

•	1.75 times base salary for executive vice presidents;

•	1.5 times base salary for senior vice presidents and regional vice presidents;

•	one times base salary for vice presidents;

•	prorated target bonus;

•	twelve months COBRA subsidy at active rates;

•	three years’ service credit toward retiree medical;

•	prorated vesting for restricted stock units and stock options and extension of exercise period to full life of original stock option award; and

•

prorated vesting based on time in performance period for performance shares provided the executive has participated in the performance program for at least one year of the performance period (calculated at the end of the performance period and, if a payout is warranted, paid in cash according to the performance program’s vesting schedule).

A condition precedent to an executive officer receiving the benefits under this Executive Termination Policy will be for such executive to provide a full and final release to the Company of all claims in a form of release approved by the Company’s general counsel or chief executive officer.

Upon termination of employment after a Change of Control, all executive officers will receive no additional benefits pursuant to this Policy during the 24 months following a Change of Control when they are entitled to termination benefits under the Income Continuance Plan. Benefits for such officers after termination of employment upon a Change of Control will continue to be administered under the Company’s Income Continuance Plan and existing equity grant agreements with the Company. After expiration of the period that termination benefits are provided by the Income Continuance Plan, this Policy shall again be operative.